Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BigBear.ai Holdings, Inc. of our report dated March 26, 2024 relating to the financial statements of Pangiam Ultimate Holdings, LLC, which appears in BigBear.ai Holdings Inc.’s Current Report on Form 8-K dated March 27, 2024. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Washington, DC

January 15, 2025